UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

SUMMIT HOTEL PROPERTIES, INC. (Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 9, 2014, the Company, through an operating partnership subsidiary, purchased a leasehold interest in the Hampton Inn & Suites, Austin (downtown), Texas containing 209 rooms for $53.0 million.  The Company has entered into a management agreement with an affiliate of Interstate Hotels and Resorts to operate the hotel.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

To the extent required by this item, historical financial statements for the hotel referenced in Item 2.01 above will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

(b) Pro forma financial information.

To the extent required by this item, pro forma financial information relating to the acquisition of the hotel referenced in Item 2.01 above will be filed in an amendment to this current report on Form 8-K no later than 71 calendar days after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

		By:	/s/ Christopher R. Eng
Name: Christopher R. Eng
Title: Senior Vice President, General Counsel, Chief
Date:	September 15, 2014	Risk Officer and Secretary